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                                                                EXHIBIT 10.18

                  AMENDMENT NO. 4 TO BUSINESS LOAN AGREEMENT

     This Amendment No. 4 (the "Amendment") dated as of April 23, 1997, is between Bank of America NT & SA (the "Bank") and Portland Brewing Company (the "Borrower").

                                   RECITALS

     A. The Bank and the Borrower entered into a certain Business Loan Agreement dated as of December 15, 1995, as previously amended (the "Agreement").

     B.   The Bank and the Borrower desire to further amend the Agreement.

                                   AGREEMENT

     1. DEFINITIONS. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

     2.   AMENDMENTS.  The Agreement is hereby amended as follows:

          2.1 In Paragraph 1.4 of the Agreement the date "May 1, 1998" is substituted for the date "May 1, 1997."

          2.2 In Paragraph 1.5 of the Agreement, "Reference Rate plus .50 percentage point" is substituted for "Reference Rate."

          2.3 In Paragraph 1.8 of the Agreement "2.50 percentage points" is substituted for "2.00 percentage points."

          2.4 Paragraph 2.5(a) of the Agreement is amended to read in its entirety as follows:

               2.5(a) The Borrower will pay interest on January 1, 1996, and then on the first Banking Day of each month thereafter until payment in full of any principal outstanding under this line of credit.

          2.5 Paragraph 2.5(b) of the Agreement is amended to read in its entirety as follows:

               2.5(b) The Borrower will repay the principal amount outstanding on the Expiration Date in 84 successive equal monthly installments starting June 2, 1997, and then on the first Banking Day of each month thereafter. On May 1, 2004, the Borrower will repay the remaining principal balance plus any interest then due. The Borrower will repay the principal amount outstanding under the leasehold improvement with-in line on the Expiration Date in 48 successive equal monthly installments starting
                       June 2, 1997, and then on the first Banking Day of each month thereafter. On May 1, 2001, the Borrower will repay the remaining principal balance of the leasehold improvement with-in line plus any interest then due.

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          2.6  Paragraph 2.7 of the Agreement is amended to read in its entirety as follows:

               2.7 LIBOR RATE. The Borrower may elect to have all or portions of the principal balance of the line of credit during the term repayment period bear interest at the LIBOR Rate plus
                    2.50 percentage points.

               Designation of a LIBOR Rate portion is subject to the following requirements:

               (a) The interest period during which the LIBOR Rate will be in effect will be one, two or three months. Each LIBOR Rate will run from the first Banking Day of one month to the first Banking Day of a subsequent month.

               (b) Each LIBOR Rate portion will be an amount not less than Five Hundred Thousand Dollars ($500,000).

               (c) The Borrower shall irrevocably request a LIBOR Rate portion no later than 9:00 a.m. San Francisco time three (3) banking days before the commencement of the interest period.

               (d) The "LIBOR Rate" means the interest rate determined by the following formula, rounded upward to the nearest 1/100 of one percent. (All amounts in the calculation will be determined by the Bank as of the first day of the interest period.)

                    LIBOR Rate =           London Rate
                                   ---------------------------
                                   (1.00 - Reserve Percentage)

                    Where,

                    (i) "London Rate" means the interest rate (rounded upward to the nearest 1/16th of one percent) at which the Bank of America NT & SA's London Branch, London, Great Britain, would offer U.S. dollar deposits for the applicable interest period to other major banks in the London inter-bank market at approximately 11:00 a.m. London time two (2) London banking days before the commencement of the interest period.

                    (ii) "Reserve Percentage" means the total of the maximum
                         reserve percentages for determining the reserves to be maintained by the member banks of the Federal Reserve System for Eurocurrency Liabilities, as defined in the Federal Reserve Board Regulation D, rounded upward to the nearest 1/100 of one percent. The percentage will be expressed as a decimal, and will include, but not be limited to, marginal, emergency, supplemental, special, and other reserve percentages.

               (e) The Borrower may not elect a LIBOR Rate with respect to any portion of the appreciable balance of the line of credit which is scheduled to be repaid before the last day of the applicable interest period.

               (f) Any portion of the principal balance of the line of credit already bearing interest at the LIBOR Rate will not be convened to a different rate during its interest period.

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               (g)  Each prepayment of a LIBOR Rate portion, whether voluntary, by reason of acceleration or otherwise, will be accompanied by the amount of accrued interest on the amount prepaid, and a prepayment fee equal to the amount (if any) by which:

                    (i) the additional interest which would have been payable on the amount prepaid had it not been paid until the last day of the interest period, exceeds

                    (ii) the interest which would have been recoverable by the
                         Bank by placing the amount prepaid on deposit in the London inter-bank market for a period starting on the date on which it was prepaid and ending on the last day of the interest period for such portion.

               (h) The Bank will have no obligation to accept an election for LIBOR Rate portion if any of the following described events has occurred and is continuing:

                    (i) Dollar deposits in the principal amount, and for periods equal to the interest period, of a LIBOR Rate portion are not available in the London inter-bank market; or

                    (ii) the LIBOR Rate does not accurately reflect the cost of a LIBOR Rate portion.

          2.7 Paragraph 4.1 of the Agreement is amended to read in its entirety as follows:

               4.1 FACILITY 1 LOAN FEES. The Borrower agrees to pay a Two Thousand Five Hundred Dollar ($2,500) fee on Facility No. 1, due upon the execution of the Loan Agreement.

          2.8 Paragraph 6.5 of the Agreement is amended to read in its entirety as follows:

               6.5 BANKING DAYS. Unless otherwise provided in this Agreement, a banking day is a day other than a Saturday or a Sunday on which the Bank is open for business in Oregon and banks are open for business in California. For amounts bearing interest at an offshore rate (if any), a banking day is a day other than a Saturday or a Sunday on which the Bank is open for business in Oregon, London, Great Britain and BofA California is dealing in offshore dollars. All payments and disbursements which would be due on a day which is not a banking day will be due on the next banking day. All payments received on a day which is not a banking day will be applied to the credit on the next banking day.

          2.9 Paragraph 9.2(a) of the Agreement is amended to read in its entirety as follows:

               9.2(a) Within 120 days of the Borrower's fiscal year end, the Borrower's annual financial statements and 10-K Annual Report. These financial statements must be audited by a Certified Public Accountant ("CPA") acceptable to the Bank.

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2.10 Subparagraph 9.2(h) is added to the Agreement to read
as follows:

               9.2(h)    Copies of the Borrower's Form l0-Q Quarterly Report
                    within 45 days after the date of filing with the Securities and Exchange Commission.

     3. EFFECT OF AMENDMENT. Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

     This Amendment is executed as of the date stated at the beginning of this Amendment.

BANK OF AMERICA NT & SA            PORTLAND BREWING COMPANY


x Ed Kluss                         x Glenmore James
------------------------           -----------------------------
By:  Ed Kluss                      By:  Glenmore James
Title: Vice President              Title:    CFO


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